EXHIBIT 99.1

                           TROY FINANCIAL CORPORATION

                             P R E S S  R E L E A S E

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FOR IMMEDIATE RELEASE                        For Further Information Contact:
December 28, 2000                            Daniel J. Hogarty, Jr.
                                             Chairman of the Board
                                             President & Chief Executive Officer
                                             (518) 270-3312

                                             David J. DeLuca
                                             Senior Vice President and
                                             Chief Financial Officer
                                             (518) 270-3206

                       TROY FINANCIAL CORPORATION APPOINTS

                                 DAVID J. DELUCA
                SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER


                  TROY, NEW YORK (December 28, 2000) - Troy Financial Corporation (NASDAQ:TRYF), Troy, New York announced today that David J. DeLuca was appointed Senior Vice President and Chief Financial Officer for Troy Financial Corporation and its principal operating subsidiaries, The Troy Savings Bank and The Troy Commercial Bank. Mr. DeLuca will report directly to Daniel J. Hogarty, Chairman, President and Chief Executive Officer.

                  Mr. DeLuca, a Certified Public Accountant, came to the company in November 2000 as part of the acquisition of Catskill Financial Corporation. Prior to the acquisition, since August 1996 Mr. DeLuca was Vice President and Chief Financial Officer of Catskill Financial and its subsidiary Catskill Savings Bank.

                  Prior to joining Catskill Financial Corporation Mr. DeLuca worked for KeyCorp in Albany, New York as Senior Vice President with executive responsibilities for corporate planning and forecasting.

                  Daniel J. Hogarty, Jr. Chairman, President and & CEO of Troy Financial Corporation stated, "We are very pleased to have David DeLuca join our senior management team. With over 25 years of financial management experience, his knowledge and experience will contribute to achieving our strategic objectives for the benefit of Troy Financial and its shareholders."

                  Troy is a community-based, full service financial services company offering a wide variety of business, retail and municipal banking products. Troy offers a full range of trust, insurance and investment services and originates real estate mortgages, both residential and commercial, and commercial business and consumer loans throughout its primary market area, which consists of the eight New York counties of Albany, Greene, Rensselaer, Saratoga, Schenectady, Schoharie, Warren and Washington. The Bank's web site is: www.troysavingsbank.com.

                  Statements contained in this new release, which are not historical facts, contain forward-looking statements as that term is defined in the Private securities Litigation Reform Act of 1995. These statements are based on the beliefs of management as well as assumptions made using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions. Therefore, actual results may differ significantly from results discussed in forward-looking statements due to a number of factors that include, but are not limited to, factors discussed in the documents filed by the Company with the Securities and Exchange Commission from time to time.